UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 1, 2022

CELSIUS HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-55663	20-2745790
(Commission File Number)	(IRS Employer Identification No.)

2424 N. Federal Highway, Suite 208, Boca Raton, Florida 33431

(Address of principal executive offices and zip code)

(561) 276-2239
(Registrant’s telephone number including area code)

Former Name or Former Address (If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.001 par value per share	CELH	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

When used in this Current Report on Form 8-K, unless otherwise indicated, the terms “the Company,” “Celsius,” “we,” “us” and “our” refer to Celsius Holdings, Inc. and its subsidiaries.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Corrections to Previously Issued Financial Statements

In connection with the preparation of its consolidated financial statements for the year ended December 31, 2021, the Company determined that the calculation of expense of non-cash share based compensation related to grants of stock options and restricted stock units (“RSUs”) issued to former employees and retired directors was materially understated during the three-and six-month periods ended June 30, 2021 and three- and nine-month periods ended September 30, 2021 (the “Affected Periods”), based on the application of U.S. generally accepted accounting principles. During the Affected Periods, the stock options and RSUs were modified and the expense should have been calculated and recognized using the fair market value of the awards as of the date of modification and recognized over the remaining service period.

On February 28, 2022, the Audit Committee of the Board of Directors (the “Audit Committee”) of the Company, after discussion with management and Ernst & Young LLP, the Company’s independent registered public accounting firm, and Assurance Dimensions, the Company’s predecessor independent registered public accounting firm, concluded that the Company’s previously issued unaudited consolidated financial statements for the period ended June 30, 2021 and September 30, 2021, respectively, should no longer be relied upon and are to be restated in order to reflect the appropriate accounting for the share-based compensation awards modifications.

The Company has not filed and does not intend to file an amendment to the Company’s previously filed Quarterly Reports on Form 10-Q for the periods ending June 30, 2021 and September 30, 2021, respectively. Accordingly, the Company will restate its unaudited consolidated financial statements for the periods ended June 30, 2021 and September 30, 2021 in its 2021 Form 10-K to reflect the corrected share-based compensation expense. Investors and others should rely on the financial information and other disclosures regarding the restated second and third quarter 2021 interim financial statements, to be disclosed in the Company’s 2021 Form 10-K and in the Company’s future filings with the SEC.

The effects of the corrections to the Company’s previously reported unaudited consolidated statements of operations and comprehensive income (loss) are as follows:

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The effects of the corrections on the Company’s previously reported unaudited consolidated balance sheets are as follows:

These corrections had no effect on the Company’s previously reported net cash flows from operating activities, investing activities or financing activities for the three and six months ended June 30, 2021, and the three and nine months ended September 30, 2021. Similarly, these adjustments do not have an impact on the Company’s operations or business fundamentals.

The Company’s management has concluded that as a result of a breakdown in the design of controls over modifications to their share-based compensation that a material weakness exists in the Company’s internal controls over financial reporting. As a result, their disclosure controls and procedures were not effective as of December 31, 2021. The Company expects to report a material weakness in its internal control over financial reporting, as well as its related remediation efforts undertaken to address such material weakness, in the Company’s 2021 Form 10-K.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Item 4.02 with the Company’s independent registered public accounting firm, Ernst & Young LLP, and the Company’s predecessor independent registered public accounting firm, Assurance Dimensions.

Note Regarding Forward Looking Statements

This report contains forward-looking statements that reflect our current views about future events. We use the words “anticipate,” “assume,” “believe,” “estimate,” “expect,” “will,” “intend,” “may,” “plan,” “project,” “should,” “could,” “seek,” “designed,” “potential,” “forecast,” “target,” “objective,” “goal” or the negatives of such terms or other similar expressions. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSIUS HOLDINGS, INC.

Date: March 1, 2022	By:	/s/ John Fieldly
John Fieldly, Chief Executive Officer

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